EXECUTION COPY

                        AMENDMENT TO EMPLOYMENT AGREEMENT

         Reference is made to the Employment Agreement made as of November 1, 1996 (the "Employment Agreement"), by and between VERMONT PURE HOLDINGS, LTD., a Delaware corporation (the "Company"), VERMONT PURE SPRINGS, INC., a Delaware corporation that is a wholly owned subsidiary of the Company ("Springs"), and TIMOTHY FALLON (the "Executive").

         The Employment Agreement is hereby amended as set forth herein. The effective date of these amendments is November 1, 1999.

         1. SECTION 3.1 of the Employment Agreement is amended by changing the annual base salary from $186,400 to $205,000.

         2. SECTION 3.2 of the Employment Agreement is amended by inserting the following new Sections 3.2.5, 3.2.6 and 3.2.7:

                  SECTION 3.2.5 BONUS FOR ACHIEVING SALES OF $40,000,000. With respect to the Company's fiscal years ending October 2000 and October 2001: if the Company has annual sales equal to or in excess of $40,000,000, then there shall be a bonus of $25,000.

         This bonus is payable only once.

                  SECTION 3.2.6 BONUS FOR ACHIEVING SALES OF $50,000,000. With respect to the Company's fiscal years ending October 2000 and October 2001: if the Company has annual sales equal to or in excess of $50,000,000, then there shall be a bonus of $50,000. This bonus is payable only once. The bonuses set forth in Sections 3.2.5 and 3.2.6 are cumulative and may (but need not) be earned in the same fiscal year, but in each case are payable only once.

                  SECTION 3.2.7. BONUS FOR ACHIEVING AND MAINTAINING $5.00 STOCK PRICE. With respect to the period from November 1, 1999 to October 31, 2001: if the closing price of the Company's Common Stock on its principal trading market (currently the American Stock Exchange) is equal to or in excess of $5.00 per share for 54 trading days in any period of 60 consecutive trading days, where a "trading day" is a business day on which the principal trading market for the Company's Common Stock is open for trading, then there shall be a bonus of $50,000. This bonus is payable only once.

         3. SECTION 3.2 of the Employment Agreement is amended by renumbering the previously existing Section 3.2.5 as Section 3.2.8, which shall be amended to read in its entirety as follows:

                  SECTION 3.2.8. TIME OF BONUS PAYMENTS. Each bonus required to be paid to the Executive under Section 3.2, except for the bonus set forth in Section 3.2.7, shall be paid as soon as practicable after the filing with the Securities and Exchange Commission of

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         the Company's  Annual Report on Form 10-K or 10-KSB or successor  form, as the case may be. The bonus set forth in Section 3.2.7 shall be paid as soon as practicable following the delivery to the Company's Chief Financial Officer of a certificate in writing, signed by the Chairman (or if there is no Chairman, any member) of the Compensation Committee of the Board of Directors, stating that the conditions in Section 3.2.7 have been satisfied.

         4. In all other respects, the terms and provisions of the Employment Agreement are hereby confirmed by the parties hereto.

         IN WITNESS WHEREOF, the parties have executed this Amendment to Employment Agreement on October __, 1999.

COMPANY:                                             VERMONT PURE HOLDINGS, LTD.

                                          By:__/s/ David R. Preston_____________
                                                         Name:  David R. Preston
                                                          Title:   Director

SPRINGS:                                             VERMONT PURE SPRINGS, INC.

                                By:__/s/ Frank G. McDougall, Jr.________
                                             Name: Frank G. McDougall, Jr.
                                                          Title:  Director

EXECUTIVE:                 __/s/ Timothy Fallon___________________

                                                     TIMOTHY FALLON

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